PERFORMANCE-BASED
                             COMPENSATION AGREEMENT


     THIS  AGREEMENT,  entered into as of this ___ day of  ___________,  between
CHAPPARRAL  BOATS,  INC.,  a  Georgia   corporation   (hereinafter   called  the
"Company"), and JAMES A. LANE, JR. (hereinafter called the "Employee").


                              W I T N E S S E T H:

     WHEREAS, the Company desires to employ Employee and Employee desires to accept employment on the terms and conditions hereinafter stated; and

     NOW, THEREFORE, in consideration of the employment of Employee by the Company, and the promises and mutual covenants and agreements herein contained, the parties agree as follows:

                                 1. Definitions

     a) The term "Pre-tax Profits" as used herein means the profits of the Company determined in accordance with generally accepted accounting principles consistently applied prior to:

          (i) any provision being made for a Special Payment (as defined in Section 1(c);

          (ii) any recognition of an extraordinary gain or loss;

          (iii) any provision for federal and state income taxes;

          (iv) any provision being made for the bonus provided for in Section 3(b) hereof and any bonus provided for in Section 3(b) of the performance based compensation agreement between the Company and William S. Pegg dated the date hereof; and

          The parties acknowledge that in determining Pre-tax Profits (i) the cost of payments referred to in Section 3(b) hereof shall be expenses in the period accrued; (ii) interest on the amount of working capital employed for expansion through acquisitions and/or for Capital Improvements shall accrue for the account of Parent at the rate of one-half percent (1/2%) over the prime rate charged by SunTrust Bank, Atlanta, Georgia at the date of such employment of funds, which interest shall accrue from the date such funds are contributed or designated for such employment through the date on which such funds are deemed repaid to Parent; and (iii) such profit shall be determined



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          by the independent  certified public accountant  regularly employed by
          the  Company  in  accordance   with  generally   accepted   accounting
          principles consistently applied except as herein modified; and, in particular, a sale of goods by the Company shall not be deemed to occur until the purchaser accepts delivery thereof.

     (b) The term "Parent" as used herein means Marine Products Corporation, a Delaware corporation.

     (c) The term "Special Payment" as used herein means any management fee or charge assessed by Parent against the Company other than charges (which are no greater than would be charged by an unrelated third party) for goods and services furnished to the Company by Parent of a type which the Company customarily obtains or requests and which the Company would require or would desire to obtain from a third party but for their availability from or through Parent. Additionally, the term "Special Payment" shall include intercompany overhead allocation or general accounting fee.

                               2. Term and Duties

     (a) Employee shall serve the Company as its President, Chief Executive Officer, Chief Financial Officer and Treasurer for a term of seven years beginning November 3, 2000 and ending November ___, 20___ unless earlier terminated as provided herein.

     (b) In addition to those duties and responsibilities set forth in the corporate bylaws of the Company, Employee shall have the duties of leadership and responsibility normally associated with the offices President, Chief Executive Officer, Chief Financial Officer and Treasurer of and shall be responsible for marketing, dealer relations, accounting and administration. He shall use his best efforts to perform his duties in a manner which is in the best interest of the Company. His responsibilities shall include the negotiation and execution of contracts on behalf of the Company in the ordinary course of business, and the employment and supervision of personnel required for the operation of the Company, and such other duties consistent with his position with the Company as may from time to time be assigned to him by the Chairman of the Board of Directors of the Company or the President of the Parent if the Board of Directors of the Company shall so designate.

     (c)  For so long as Employee is employed by the  Company,  Employee  agrees
          (i) to devote all his time, energy and skill during regular business hours to the performance of the duties of his employment (accrued vacations and reasonable absences due to illness excepted), and (ii) not to engage directly or indirectly in any active work for which he receives compensation or other emolument without the prior written consent of the Chairman of the Board of Directors of the Company or such other person as the Board of Directors of the Company shall designate from time to time, provided that nothing contained herein shall be deemed to preclude Employee from owning 1% or less of the


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          outstanding  shares of any publicly  traded company or from serving on the board of directors of any company in which Employee invests in accordance with the terms of this Agreement.

                                 3. Compensation

     (a) Employee shall receive a base salary of $67,841 per year paid in approximately equal weekly installments in arrears and in accordance with the Company's normal payroll and withholding procedures.

     (b) In addition to the compensation provided for in Section 3(a) hereof, Employee shall be paid an incentive bonus equal to ten (10%) percent of Pre-tax Profits. The Pre-tax Profits for each fiscal year (or part thereof) during the term of this Agreement shall be estimated at the end of each calendar month and an advance payment of the amount of the estimated incentive bonus which has been earned during such fiscal year (less previous advances) shall be paid to Employee following such determination and prior to the end of the next following month. The definitive amount of the incentive bonus shall be determined by the firm of certified public accountants employed by the Parent in connection with their examination of the financial statements of the Company for each fiscal year during the term of this Agreement which determination shall be final and binding on Employee and the Company. Following such determination the Company shall pay Employee any additional incentive bonus due him or Employee shall reimburse the Company for any over-payments of the incentive bonus, as the case may be.

                                   4. Notices

     Any notice required or permitted to be given to one party by the other party hereto pursuant to this Agreement shall be in writing and shall be personally delivered or sent by United States Mail, certified or registered, return receipt requested, first class postage and charges prepaid, in envelopes addressed to the parties as follows:

                  Employee:       James A. Lane, Jr.
                                  Industrial Park Blvd.
                                  Nashville, Georgia   31639

                  Company:        Chaparral Boats, Inc.
                                  c/o Marine Products Corporation
                                  2170 Piedmont Road, N.E.
                                  Atlanta, Georgia  30329
                                  Attention:  Richard A. Hubbell



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or at such other  addresses  as shall be  designated  in writing as aforesaid by either party to the other party hereto. Notices delivered in person shall be effective on the date of delivery. Notices sent by United States Mail shall be effective upon the date of actual receipt.

                                  5. Assignment

     The assignment by Employee of this Agreement or any interest herein, or of any money due or to become due by reason of the terms hereof, without the prior written consent of the Company, shall be void. This Agreement may be assigned by the Company to any subsidiary or successor; provided, that in the event of any such assignment, the Company shall obtain an instrument in writing from such assignee assuming the obligations of the Company hereunder and shall deliver an executed copy thereof to Employee.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement and have affixed their seals as of the date first above written.

                                 COMPANY:

                                 CHAPARRAL BOATS, INC.


                                 By:
                                     ----------------------------
                                       Richard A. Hubbell
                                 Its:  Vice President
                                                            (CORPORATE SEAL)


Attest or Witness:


By:
    --------------------------------
Title:
       -----------------------------


                                 EMPLOYEE:


                                                               (SEAL)
                                 ------------------------------
                                 James A. Lane, Jr.



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